Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations & Treasurer
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Vice President, Corporate Communciations
(310) 255-2704
mlataif@activision.com

ACTIVISION BLIZZARD ANNOUNCES RECORD DATE

FOR TWO-FOR-ONE STOCK SPLIT

Santa Monica, CA – August 15, 2008 – Activision Blizzard, Inc. (Nasdaq: ATVI) announced today that the record date for its previously announced two-for-one stock split will be August 25, 2008.  The stock split will be effected by the issuance of a stock dividend of one additional share of our common stock for each share of our common stock issued and outstanding as of the close of business on August 25, 2008.

Upon completion of the split, the number of Activision Blizzard’s common shares outstanding will be approximately 1.3 billion. The additional shares will be mailed or delivered on or about September 5, 2008, by the company’s transfer agent, Continental Stock Transfer & Trust Company.  Trading will begin on a split-adjusted basis on September 8, 2008.

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide pure-play online, PC and console game publisher with leading market positions across all categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard Announces Record Date For Stock Split

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Romania, Australia, Chile, India, Japan China, South Korea and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook”, “will,” “could,” “would,” “might,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” “anticipates,” “estimate,” future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to help identify forward-looking statements.   Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision Blizzard’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors and third-party developers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in integrating the operations of Activision Publishing and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated.  Other such factors include additional risk factors identified in Activision Blizzard’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.  The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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